EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (No. 333-52005) on Form S-1 of U.S. Timberlands Company, LP of our report dated January 24, 2001, except as to Note 15, as to which the date is February 26, 2001, relating to the consolidated financial statements of U.S. Timberlands Company, LP and subsidiaries, and of our report dated January 24, 2001, relating to the financial statements of U.S. Timberlands Yakima, LLC which are included in this Annual Report on Form 10-K.

                                                Richard A. Eisner & Company, LLP




New York, New York
April 13, 2001